Exhibit 5
May 24, 2006
C 05821-00046
Belo Corp.
P.O. Box 655237
Dallas, TX 75265-5237

Re:	Belo Corp. Registration Statement on Form S-3
Ladies and Gentlemen:
     We have examined the Registration Statement on Form S-3 (the “Registration Statement”) of Belo Corp. (the “Company”), to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of registering debt securities (the “Securities”) with an aggregate public offering price of up to $1,000,000,000, all as described in the Registration Statement. The Securities are to be issued pursuant to the Indenture dated June 1, 1997 (the “Indenture”) between the Company and JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank. The Securities are to be sold from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and any supplements to the Prospectus (the “Prospectus Supplements”).
     We are familiar with the corporate action taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Securities. For the purpose of rendering this opinion, we have made such factual and legal examinations as we deemed necessary under the circumstances, and in that connection we have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials, certificates of officers or other representatives of the Company, and other instruments and have made such inquiries as we have deemed appropriate for the purpose of rendering this opinion.
     In our examination, we have assumed without independent verification (i) the legal capacity and competency of all natural persons, (ii) the genuineness of all signatures, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or photostatic copies and the authenticity of the originals of such latter documents, and (v) that such documents are binding on all persons (other than the Company) signing such documents. As to any facts material to the

May 24, 2006

opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers or other representatives of the Company and others.
     Based upon the foregoing examination and in reliance thereon, and subject to the assumptions, qualifications and limitations contained herein and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that when the issuance of the Securities has been duly authorized by appropriate corporate action and the Securities have been duly executed, authenticated and delivered in accordance with the Indenture and sold as contemplated by the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the Securities will be legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.
     The foregoing opinions are subject to the following exceptions, qualifications and limitations:
     A. We render no opinion herein as to matters involving the laws of any jurisdiction other than the Delaware General Corporation Law (the “DGCL”) and the State of New York. We are not admitted to practice in the State of Delaware; however, we are generally familiar with the DGCL as currently in effect and have made such inquiries as we consider necessary to render the opinions indicated in the prior sentence. This opinion is limited to the effect of the current state of the DGCL and the laws of the State of New York, and the facts as they currently exist. We assume no obligation to revise or supplement this opinion letter in the event of future changes in such laws or the interpretations thereof or such facts.
     B. We express no opinion regarding the effectiveness of provisions relating to indemnification, exculpation or contribution to the extent that such provisions may be held unenforceable as contrary to public policy.

May 24, 2006

     We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name on the cover of the Registration Statement and under the caption “Legal Matters” in the Registration Statement and the prospectus forming a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.
Very truly yours,

GIBSON, DUNN & CRUTCHER LLP

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